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    Mayer, Brown, Rowe & Maw LLP operates in combination with our associated
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February 19, 2004                                    Mayer, Brown, Rowe & Maw LLP
                                                                    1675 Broadway
                                                   New York, New York  10019-5820

                                                          Main Tel (212) 506-2500
                                                          Main Fax (212) 262-1910
                                                           www.mayerbrownrowe.com

Oppenheimer Limited Term California Municipal
Fund
6803 South Tucson Way
Centennial, Colorado 80112-3924

Ladies and Gentlemen:

This opinion is being furnished to Oppenheimer Limited Term California
Municipal Fund, a Massachusetts business trust (the "Fund"), on behalf of its sole series Oppenheimer Limited Term California Municipal Fund, in connection with the Registration Statement on Form N-1A (the "Registration Statement")
under the Securities Act of 1933, as amended (the "1933 Act"), and the
Investment Company Act of 1940, as amended, filed by the Fund.  As counsel for the Fund, we have examined such statutes, regulations corporate records and other documents and reviewed such questions of law that we deemed necessary or appropriate for the purposes of this opinion.

As to matters of Massachusetts law contained in this opinion, we have relied upon the opinion of Kushner & Sanders LLP, dated the date hereof.

Based upon the foregoing, we are of the opinion that the Class A, Class B,
Class C and Class Y shares of beneficial interest to be issued as described in the Registration Statement have been duly authorized for issuance and, when issued and delivered by the Fund in exchange for the consideration stated in the Registration Statement, will be validly issued, fully paid and nonassessable (except for the potential liability of shareholders described in the Fund's Statement of Additional Information being part of the Registration
Statement, under the caption "Shareholder and Trustee Liability").

We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to us as legal counsel to the Fund in the Registration Statement.  We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                    Sincerely,

                                    /s/ Mayer, Brown, Rowe & Maw LLP

                                    Mayer, Brown, Rowe & Maw LLP